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                                  EXHIBIT 10.16

                    FIRST HORIZON PHARMACEUTICAL CORPORATION

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ____________, 2000 by and between ____________
("Indemnitee") and FIRST HORIZON PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Corporation").

                                   WITNESSETH:

         WHEREAS, at the request of the Corporation, Indemnitee serves as a director or executive officer of the Corporation, and in such capacity is performing a valuable service for the Corporation; and

         WHEREAS, the Board of Directors of the Corporation has determined that it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify its directors and executive officers under Indemnification Agreements in order to induce them to serve the Corporation; and

         WHEREAS, Indemnitee is willing to serve on the condition that he be indemnified against risks associated with Indemnitee's service to the Corporation as herein provided;

         NOW, THEREFORE, in consideration of the premises, the mutual promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       INDEMNIFICATION.

                  (a) The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit, or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.


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                  (b)      The Corporation shall indemnify Indemnitee if
Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

                  (c) To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b) of this
Section 1. Such determination shall be made, with respect to Indemnitee if Indemnitee is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Section 1. The terms and provisions of this Subsection 1(e) shall be enforceable against the Corporation regardless of the terms and provisions of any directors and officers insurance maintained by the Corporation pursuant to Section 2 below.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 1 shall not be deemed exclusive of any other rights Indemnitee may be entitled under any law, bylaw, vote of stockholders or disinterested directors or otherwise.




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                  (g)      For purposes of this Section 1, references to "the
Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 1 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (h) For purposes of this Section 1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 1.

                  (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall, continue as to Indemnitee once Indemnitee has ceased to be a director, officer, or employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (j) In the event of payment of indemnification to a person described in this Section 1, the Corporation shall be subrogated to the extent of such payment to any right of recovery Indemnitee may have and Indemnitee, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

                  (k)      The Corporation shall not be liable under this
Section 1 to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable hereunder.

         2. INSURANCE. The Corporation shall use its reasonable best efforts to maintain directors and officers insurance in amounts approved by the Board of Directors of the Company.

         3. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be sent by Federal Express or other nationally recognized overnight or same day courier service providing a return receipt (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:



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                  To Corporation:  First Horizon Pharmaceutical Corporation
                                   660 Hembree Parkway
                                   Suite 106
                                   Roswell, Georgia 30076
                                   Attention: President and Board of Directors

                  To Indemnitee:
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         4.       SEVERABILITY. If any provision or provisions of this Agreement
(or any portion thereof) shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal, or unenforceable.

         5. BINDING EFFECT; DURATION AND SCOPE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including the executors, administrators, and heirs of Indemnitee's estate, and any direct or indirect successor, by purchase, merger, consolidation, or otherwise, to all or substantially all of the business or assets of the Corporation), heirs, and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director, officer, employee, or agent. "Indemnification Period" means in which Indemnitee may be subject to any possible proceedings arising out of the act or omission of Indemnitee for which Indemnitee is entitled to be indemnified under this Agreement.

         6. GOVERNING LAW, INTERPRETATION OF AGREEMENT, AND JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. The Corporation and Indemnitee each hereby irrevocably consent other jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

         7. MODIFICATION, WAIVER, TERMINATION, AND CANCELLATION. No supplement, modification, termination, cancellation, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.



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         8.       COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       CORPORATION:

                                       FIRST HORIZON PHARMACEUTICAL
                                        CORPORATION


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       INDEMNITEE:


                                       ----------------------------------------
                                       Name:
                                            -----------------------------------




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